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Exhibit 5.15

        [Letterhead of Gebhardt & Smith LLP]

May 12, 2005

Alderwoods Group, Inc.
311 Elm Street, Suite 1000
Cincinnati, Ohio 45202

Jones Day
2727 North Harwood Street
Dallas, Texas 75201

Re:    $200,000,000 of 7 3/4% Senior Notes due 2012

Ladies and Gentlemen:

        We have acted as special local counsel in the State of Maryland (the "State") for Alderwoods (Maryland), Inc., a Maryland corporation (the "Covered Guarantor"), in connection with the exchange by Alderwoods Group, Inc., a Delaware corporation and a direct or indirect parent of the Covered Guarantor (the "Company"), of up to $200,000,000 aggregate principal amount of 7 3/4% Senior Notes due 2012 (the "Exchange Notes") for an equal principal amount of notes previously executed by the Company, pursuant to the Registration Rights Agreement dated as of August 19, 2004 (the "Registration Rights Agreement"), among the Company, the subsidiary guarantors, including the Covered Guarantor, listed on Schedule A attached thereto (collectively, the "Guarantors"), and Banc of America Securities LLC and Morgan Stanley & Co. Incorporated (collectively, the "Initial Purchasers").

        In that connection, we have examined a counterpart of each of the following documents:

           1.  the Exchange Notes;

           2.  the Exchange Guarantee (as provided by the Covered Guarantor in the Indenture);

           3.  the Indenture between the Company, the Guarantors and Wells Fargo Bank, N.A., as trustee among the Company, the Guarantors and the Initial Purchasers;

           5.  the Registration Rights Agreement;

           6.  the Officer's Certificate from the Treasurer and Secretary of the Covered Guarantor dated as of August 19, 2004 (the "Covered Guarantor Certificate");

           7.  the Incumbency Certificate of the Secretary of Certain Subsidiaries of Alderwoods Group, Inc. dated August 19, 2004;

           8.  copies of the documents constituting the Covered Guarantor's Articles of Incorporation certified as true, correct and complete by the Treasurer and Secretary of the Covered Guarantor as of the date hereof (the "Articles of Incorporation");

           9.  a copy of the Bylaws of the Covered Guarantor certified as true, correct and complete by the Treasurer and Secretary of the Covered Guarantor as of August 19, 2004 (the "Bylaws", and collectively with the Articles of Incorporation, the "Organizational Documents");

         10.  copies of resolutions of the Board of Directors of the Covered Guarantor dated July 22, 2004, certified as true and correct pursuant to the Covered Guarantor Certificate (the "Resolutions"); and

         11.  a certificate dated as of the date hereof issued by the State Department of Assessments and Taxation for the State of Maryland to the effect that the Covered Guarantor is a corporation existing under and in good standing in the State (the "Certificate").

The documents described in the foregoing clauses (2) through (5) are collectively referred to herein as the "Transaction Documents". We have not reviewed or examined any documents other than those described in clauses (1) through (11) above.

        As to matters of fact material to the opinions expressed herein, we have relied on the representations made in the Transaction Documents and the certificates of public officials and officers of the Company described above. We have not independently established the facts so relied on.

        In rendering this opinion we have assumed, without having made any independent investigation of the facts, except with respect to matters of State law on which we have opined below, the following:

          (i)  the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies;

         (ii)  each party to the agreements and contracts referred to herein, other than Covered Guarantor, is duly formed, validly existing and in good standing under the laws of its jurisdiction of formation and each other necessary jurisdiction; that each such other party has the requisite corporate or other organizational power and authority to perform its obligations under such agreements and contracts, as applicable; and that such agreements and contracts have been duly authorized, executed and delivered by, and each of them constitutes the legally valid and binding obligations of, such other parties, as applicable, enforceable against such other parties in accordance with their respective terms;

        (iii)  all documents submitted to us as originals are authentic, that all documents submitted to us as certified or photostatic copies conform to the original documents and that all signatures on all documents submitted to us are genuine;

        (iv)  each natural person executing the Transaction Documents was legally competent to do so;

         (v)  the Transaction Documents constitute the legal, valid and binding obligations of the Company and the Covered Guarantor, enforceable against the Company and the Covered Guarantor in accordance with their respective terms;

        (vi)  all material factual matters, including without limitation, representations and warranties, contained in the Transaction Documents, are true and correct as set forth therein;

       (vii)  there has been no mutual mistake of fact or misunderstanding or fraud, duress or undue influence in connection with the negotiation, execution or delivery of the Transaction Documents, and the conduct of all parties to the Transaction Documents has complied with any requirements of good faith and fair dealing;

      (viii)  there have been no agreements or understandings among the parties, written or oral, and there is and has been no usage of trade or course of prior dealing among the parties that would, in either case, define, supplement or qualify the terms of the Transaction Documents;

        (ix)  the validity and constitutionality of each relevant statute, rule, regulation and governmental action covered by this opinion letter; and

         (x)  that no decree, judgment, or other order of any court or other governmental authority or regulatory body of the State (including those having jurisdiction over the enforcement of the environmental law of the State), or agreement between the Company or the Covered Guarantor and any such court or other governmental authority or regulatory body, is in effect with respect to the Company, the Covered Guarantor or any of their properties which imposes, as a condition of the granting of a lien or security interest in any of their properties, or as a condition of the Company's or the Covered Guarantor's entering into or performing its obligations under agreements with third parties, any requirement of governmental consent, approval, authorization, registration, filing or other action by, or notice to, any governmental authority or regulatory body of the State.

        Based solely upon the foregoing, and subject to the further assumptions, qualifications and limitations set forth herein, we are of the opinion that:

  1.
  The Covered Guarantor is a corporation validly existing in good standing under the laws of the State.

  2.
  As of the date of the Indenture, the Covered Guarantor had the corporate power and authority to enter into, and as of the date hereof the Covered Guarantor has the corporate power and authority to perform its obligations under the Indenture.

  3.
  The execution, delivery and performance of the Indenture by the Covered Guarantor (i) has been authorized by all necessary corporate action on the part of the Covered Guarantor; and (ii) will not result in any violation of the provisions of the Organizational Documents of the Covered Guarantor.

  4.
  When the Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission in connection with the issuance of the Company's 7 3/4% Senior Notes due 2012 (the "Registration Statement"), has become effective under the Securities Act and the Exchange Guarantee of the Covered Guarantor is delivered in accordance with the terms of the exchange offer, the Exchange Guarantee of the Covered Guarantor will be validly issued by the Covered Guarantor and will constitute a valid and binding obligation of the Covered Guarantor.

The foregoing opinions are subject to the following qualifications, limitations and exceptions:

        a.     The enforceability of the Transaction Documents may be limited or affected by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law. In addition, certain provisions contained in the Transaction Documents may not be enforceable, but (subject to the limitations set forth in the foregoing provisions of this paragraph) such unenforceability will not render the Transaction Documents invalid as a whole or substantially interfere with the practical realization of the principal benefits and/or security provided thereby.

        b.     We do not opine as to any document other than the Transaction Documents, even if any such document is referred to or confirmed or affirmed by the Transaction Documents or any of the other described herein.

        d.     We do not opine as to the enforceability of any waiver provisions which waive (i) defenses or requirements of notice, good faith, fair dealing, consent, or the exercise of commercial reasonableness, or (ii) remedies or rights of debtors in instances when such waiver is not permitted by applicable law.

        e.     We do not opine as to the enforceability of any provision of any document providing that (i) a course of conduct by any party thereto, or (ii) a failure on the part of any party thereto to exercise, in whole or in part, a right or remedy provided to that party, shall not constitute a waiver of its rights or remedies or of any event of default.

        f.      We do not opine as to the enforceability of any provision of any document which purports to charge or collect interest on interest or purports to impose a prepayment fee, premium or penalty as a result of the prepayment of the loan, or purports to charge a late payment fee or a higher rate of interest in the event of a default.

        g.     We express no opinion with respect to the enforceability of any provision of any document which a court in Maryland may find contrary to the public policy of the State.

        h.     We express no opinion on the validity, binding effect or enforceability under certain circumstances of provisions (i) which waive the right to a jury trial, (ii) which waive any rights afforded to any party thereto under any statute or constitutional provision, (iii) which waive broadly or vaguely stated rights or future rights, or waive certain rights or defenses to obligations where such waivers are against statutes or laws, (iv) that provide that injunctive relief or specific performance may be available as a remedy for breach of a party's obligations or agreements, (v) that purport to prevent oral modification or waivers, or (vi) the breach of which a court concludes is not material.

        i.      We express no opinion regarding any compliance with any zoning, subdivision or other land use regulations, building codes or other local or municipal law or regulation regarding the condition or use of property or the lawfulness of any activity conducted on any of the properties owned or occupied by the Company or the Covered Guarantor. Except as it affects the effectiveness or enforceability of the Transaction Documents, or the performance of the obligations of the Covered Guarantor thereunder, we express no opinion as to whether any governmental consent, approval, authorization, registration, filing or other action by or notice to any governmental authority or regulatory body is required in connection with the Operations or any other operations or activities of the Company or the Covered Guarantor.

        We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. This opinion letter may not be relied upon by you for any other purpose, or relied upon by any other person, without our prior written consent.

        This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter even though such development, circumstance or change may affect the legal analysis, a legal conclusion or any other matter set forth in or relating to this opinion letter. Accordingly, any of you who may rely on this opinion letter at any future time should seek advice of your counsel as to the proper application of this opinion letter at such time.

Very truly yours,
Gebhardt & Smith LLP
/s/ GEBHARDT & SMITH LLP

[Letterhead of Gebhardt & Smith LLP]

May 12, 2005

Alderwoods Group, Inc.
311 Elm Street, Suite 1000
Cincinnati, Ohio 45202

Jones Day
2727 North Harwood Street
Dallas, Texas 75201

Re:    $200,000,000 of 7% Senior Notes due 2012

Ladies and Gentlemen:

        We have acted as special local counsel in the Commonwealth of Virginia (the "State") for Alderwoods (Virginia), Inc., a Virginia corporation (the "Covered Guarantor"), in connection with the exchange by Alderwoods Group, Inc., a Delaware corporation and a direct or indirect parent of the Covered Guarantor (the "Company"), of up to $200,000,000 aggregate principal amount of 7 3/4% Senior Notes due 2012 (the "Exchange Notes") for an equal principal amount of notes previously executed by the Company, pursuant to the Registration Rights Agreement dated as of August 19, 2004 (the "Registration Rights Agreement"), among the Company, the subsidiary guarantors, including the Covered Guarantor, listed on Schedule A attached thereto (collectively, the "Guarantors"), and Banc of America Securities LLC and Morgan Stanley & Co. Incorporated (collectively, the "Initial Purchasers").

        In that connection, we have examined a counterpart of each of the following documents:

           2.  the Exchange Notes;

           2.  the Exchange Guarantee (as provided by the Covered Guarantor in the Indenture);

           3.  the Indenture between the Company, the Guarantors and Wells Fargo Bank, N.A., as trustee among the Company, the Guarantors and the Initial Purchasers;

           5.  the Registration Rights Agreement;

           6.  the Officer's Certificate from the Treasurer and Secretary of the Covered Guarantor dated as of August 19, 2004 (the "Covered Guarantor Certificate");

           7.  the Incumbency Certificate of the Secretary of Certain Subsidiaries of Alderwoods Group, Inc. dated August 19, 2004;

           8.  copies of the documents constituting the Covered Guarantor's Articles of Incorporation certified as true, correct and complete by the Treasurer and Secretary of the Covered Guarantor as of the date hereof (the "Articles of Incorporation");

           9.  a copy of the Bylaws of the Covered Guarantor certified as true, correct and complete by the Treasurer and Secretary of the Covered Guarantor as of August 19, 2004 (the "Bylaws", and collectively with the Articles of Incorporation, the "Organizational Documents");

         10.  copies of resolutions of the Board of Directors of the Covered Guarantor dated July 22, 2004, certified as true and correct pursuant to the Covered Guarantor Certificate (the "Resolutions"); and

         11.  a certificate dated as of the date hereof issued by the State Corporation Commission for the Commonwealth of Virginia to the effect that the Covered Guarantor is a corporation existing under and in good standing in the State (the "Certificate").

The documents described in the foregoing clauses (2) through (5) are collectively referred to herein as the "Transaction Documents". We have not reviewed or examined any documents other than those described in clauses (1) through (11) above.

        As to matters of fact material to the opinions expressed herein, we have relied on the representations made in the Transaction Documents and the certificates of public officials and officers of the Company described above. We have not independently established the facts so relied on.

        In rendering this opinion we have assumed, without having made any independent investigation of the facts, except with respect to matters of State law on which we have opined below, the following:

          (i)  the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies;

         (ii)  each party to the agreements and contracts referred to herein, other than Covered Guarantor, is duly formed, validly existing and in good standing under the laws of its jurisdiction of formation and each other necessary jurisdiction; that each such other party has the requisite corporate or other organizational power and authority to perform its obligations under such agreements and contracts, as applicable; and that such agreements and contracts have been duly authorized, executed and delivered by, and each of them constitutes the legally valid and binding obligations of, such other parties, as applicable, enforceable against such other parties in accordance with their respective terms;

        (iii)  all documents submitted to us as originals are authentic, that all documents submitted to us as certified or photostatic copies conform to the original documents and that all signatures on all documents submitted to us are genuine;

        (iv)  each natural person executing the Transaction Documents was legally competent to do so;

         (v)  the Transaction Documents constitute the legal, valid and binding obligations of the Company and the Covered Guarantor, enforceable against the Company and the Covered Guarantor in accordance with their respective terms;

        (vi)  all material factual matters, including without limitation, representations and warranties, contained in the Transaction Documents, are true and correct as set forth therein;

       (vii)  there has been no mutual mistake of fact or misunderstanding or fraud, duress or undue influence in connection with the negotiation, execution or delivery of the Transaction Documents, and the conduct of all parties to the Transaction Documents has complied with any requirements of good faith and fair dealing;

      (viii)  there have been no agreements or understandings among the parties, written or oral, and there is and has been no usage of trade or course of prior dealing among the parties that would, in either case, define, supplement or qualify the terms of the Transaction Documents;

        (ix)  the validity and constitutionality of each relevant statute, rule, regulation and governmental action covered by this opinion letter; and

         (x)  that no decree, judgment, or other order of any court or other governmental authority or regulatory body of the State (including those having jurisdiction over the enforcement of the environmental law of the State), or agreement between the Company or the Covered Guarantor and any such court or other governmental authority or regulatory body, is in effect with respect to the Company, the Covered Guarantor or any of their properties which imposes, as a condition of the granting of a lien or security interest in any of their properties, or as a condition of the Company's or the Covered Guarantor's entering into or performing its obligations under agreements with third parties, any requirement of governmental consent, approval, authorization, registration, filing or other action by, or notice to, any governmental authority or regulatory body of the State.

        Based solely upon the foregoing, and subject to the further assumptions, qualifications and limitations set forth herein, we are of the opinion that:

  5.
  The Covered Guarantor is a corporation validly existing in good standing under the laws of the State.

  6.
  As of the date of the Indenture, the Covered Guarantor had the corporate power and authority to enter into, and as of the date hereof the Covered Guarantor has the corporate power and authority to perform its obligations under the Indenture.

  7.
  The execution, delivery and performance of the Indenture by the Covered Guarantor (i) has been authorized by all necessary corporate action on the part of the Covered Guarantor; and (ii) will not result in any violation of the provisions of the Organizational Documents of the Covered Guarantor.

  8.
  When the Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission in connection with the issuance of the Company's 7 3/4% Senior Notes due 2012 (the "Registration Statement"), has become effective under the Securities Act and the Exchange Guarantee of the Covered Guarantor is delivered in accordance with the terms of the exchange offer, the Exchange Guarantee of the Covered Guarantor will be validly issued by the Covered Guarantor and will constitute a valid and binding obligation of the Covered Guarantor.

The foregoing opinions are subject to the following qualifications, limitations and exceptions:

        a.     The enforceability of the Transaction Documents may be limited or affected by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law. In addition, certain provisions contained in the Transaction Documents may not be enforceable, but (subject to the limitations set forth in the foregoing provisions of this paragraph) such unenforceability will not render the Transaction Documents invalid as a whole or substantially interfere with the practical realization of the principal benefits and/or security provided thereby.

        b.     We do not opine as to any document other than the Transaction Documents, even if any such document is referred to or confirmed or affirmed by the Transaction Documents or any of the other described herein.

        d.     We do not opine as to the enforceability of any waiver provisions which waive (i) defenses or requirements of notice, good faith, fair dealing, consent, or the exercise of commercial reasonableness, or (ii) remedies or rights of debtors in instances when such waiver is not permitted by applicable law.

        e.     We do not opine as to the enforceability of any provision of any document providing that (i) a course of conduct by any party thereto, or (ii) a failure on the part of any party thereto to exercise, in whole or in part, a right or remedy provided to that party, shall not constitute a waiver of its rights or remedies or of any event of default.

        f.      We do not opine as to the enforceability of any provision of any document which purports to charge or collect interest on interest or purports to impose a prepayment fee, premium or penalty as a result of the prepayment of the loan, or purports to charge a late payment fee or a higher rate of interest in the event of a default.

        g.     We express no opinion with respect to the enforceability of any provision of any document which a court in Virginia may find contrary to the public policy of the State.

        h.     We express no opinion on the validity, binding effect or enforceability under certain circumstances of provisions (i) which waive the right to a jury trial, (ii) which waive any rights afforded to any party thereto under any statute or constitutional provision, (iii) which waive broadly or vaguely stated rights or future rights, or waive certain rights or defenses to obligations where such waivers are against statutes or laws, (iv) that provide that injunctive relief or specific performance may be available as a remedy for breach of a party's obligations or agreements, (v) that purport to prevent oral modification or waivers, or (vi) the breach of which a court concludes is not material.

        i.      We express no opinion regarding any compliance with any zoning, subdivision or other land use regulations, building codes or other local or municipal law or regulation regarding the condition or use of property or the lawfulness of any activity conducted on any of the properties owned or occupied by the Company or the Covered Guarantor. Except as it affects the effectiveness or enforceability of the Transaction Documents, or the performance of the obligations of the Covered Guarantor thereunder, we express no opinion as to whether any governmental consent, approval, authorization, registration, filing or other action by or notice to any governmental authority or regulatory body is required in connection with the Operations or any other operations or activities of the Company or the Covered Guarantor.

        We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. This opinion letter may not be relied upon by you for any other purpose, or relied upon by any other person, without our prior written consent.

        This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter even though such development, circumstance or change may affect the legal analysis, a legal conclusion or any other matter set forth in or relating to this opinion letter. Accordingly, any of you who may rely on this opinion letter at any future time should seek advice of your counsel as to the proper application of this opinion letter at such time.

Very truly yours,
Gebhardt & Smith LLP
/s/ GEBHARDT & SMITH LLP

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  Exhibit 5.15